SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-TRAVELERS PPTY CAS

                    GABELLI FOUNDATION
                                 4/11/00           20,000            41.7500
                    MJG ASSOCIATES, INC.

                                 4/10/00            2,000            41.7500
                    GABELLI SECURITIES INC.
                                 4/11/00           10,000            41.7500
                    GABELLI MULTIMEDIA PARTNERS
                                 4/10/00           15,000            41.8125
                    GABELLI ASSET MANAGEMENT INC.
                                 4/11/00           50,000            41.7500
                    GAMCO INVESTORS, INC.

                                 4/11/00           75,200            41.7500
                                 4/10/00           39,860            41.7500
                                 4/10/00           19,600-           41.7500
                                 4/10/00           20,000            41.7500
                    GABELLI ASSOCIATES LTD
                                 4/10/00           10,600            41.7500
                                 4/07/00           35,000            41.7500
                    GABELLI ASSOCIATES FUND
                                 4/10/00           10,600            41.7500
                                 4/07/00           25,000            41.7500
                    GABELLI GROUP CAPITAL PARTNERS, INC.
                                 4/11/00           10,000            41.7500
                    GABELLI & COMPANY, INC.
                                 4/11/00           10,000            41.7500
                    GABELLI FUNDS, LLC.

                         GABELLI GLOBAL TELECOMMUNICATIONS FUND
                                 4/11/00           50,000            41.8000
                         GABELLI ASSET FUND
                                 4/10/00          200,000            41.8000
                    ALCE PARTNERS
                                 4/10/00           10,000            41.8125


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.